Exhibit 107
Calculation of Filing Fee Tables
Form S-3
KINNATE BIOPHARMA INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(r)	(1)	(2)	(2)	—	—
	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(r)	(1)	(2)	(2)	—	—
	Equity	Depositary Shares	Rule 457(r)	(1)	(2)	(2)	—	—
	Debt	Debt Securities	Rule 457(r)	(1)	(2)	(2)	—	—
	Other	Warrants	Rule 457(r)	(1)	(2)	(2)	—	—
	Other	Purchase Contracts	Rule 457(r)	(1)	(2)	(2)	—	—
	Other	Units	Rule 457(r)	(1)	(2)	(2)	—	—
	Unallocated (Universal) Shelf	(1)	Rule 457(o)	—	—	$200,000,000	0.0000927	$18,540
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	—	—	$150,000,000		$13,905
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	—		$150,000,000 (3)			S-3ASR	333-261970	January 3, 2022	$13,905
Total Offering Amount/Registration Fee						$350,000,000		$32,445
Total Fees Previously Paid								$13,905
Total Fee Offsets								—
Net Fee Due								$18,540

(1)
There are being registered hereunder such indeterminate number of shares of common stock, preferred stock or depositary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants, purchase contracts and rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $350,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $350,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock or preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s automatic shelf registration statement on Form S-3ASR (File No. 333-261970), originally filed on January 3, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of up to $150,000,000 in shares of the registrant’s common stock that may be issued and sold under a certain Sales Agreement with SVB Securities LLC. The registrant previously paid a fee of $13,905 related to such $150,000,000 in shares of common stock, all of which remain unsold (the “Unsold Shelf Securities”). The registrant has determined to include in this registration statement the Unsold Shelf Securities. Pursuant to Rule 457(b) under the Securities Act, the filing fee of $13,905 relating to the Unsold Shelf Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the registrant’s total registration fee. Accordingly, the registrant is paying the registration fee due less the $13,905 that was previously paid, or $18,540.